EXHIBIT 21
                                  SUBSIDIARIES


Owned By                                                   Jurisdiction of
Registrant                                                  Incorporation                 Percentage
----------                                                 ---------------                ----------

Dialysis Corporation of America                               Florida                         62.0%

DCA Medical Services, Inc.(1)                                 Florida                         62.0%

DCA of Central Valdosta, LLC(1)                               Georgia                         62.0%

DCA of Fitzgerald, LLC(1)                                     Georgia                         62.0%

DCA of Homerville, LLC(1)                                     Delaware                        62.0%

DCA of SO. GA., LLC(1)                                        Delaware                        62.0%

DCA of Chevy Chase, LLC(2)                                    Maryland                        49.6%

Dialysis Services of NJ, Inc. -
         Manahawkin(2)                                        New Jersey                      49.6%

DCA of Vineland, LLC(3)                                       New Jersey                      31.6%

DCA of Cincinnati, LLC(4)                                     Ohio                            37.2%

Dialysis Services of PA., Inc. - Carlisle(2)                  Pennsylvania                    49.6%

Dialysis Services of PA., Inc. - Chambersburg(2)              Pennsylvania                    49.6%

Dialysis Services of Pennsylvania, Inc. - Lemoyne(1)          Pennsylvania                    62.0%

DCA of Mechanicsburg, LLC(1)                                  Pennsylvania                    62.0%

Dialysis Services of Pennsylvania, Inc. - Wellsboro(1)        Pennsylvania                    62.0%

Renal Services of Pa., Inc.(1)*                               Pennsylvania                    62.0%

Dialysis Services of NJ, Inc. -
         Toms River(2)*                                       New Jersey                      49.6%

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* inactive

(1)  Owned 100% by Dialysis Corporation of America.
(2)  Owned 80% by Dialysis Corporation of America.
(3)  Owned 51% by Dialysis Corporation of America.
(4)  Owned 60% by Dialysis Corporation of America.